Exhibit 10.48

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

PROMISSORY NOTE

$600,000.00	November 12, 2010
Chicago, Illinois

FOR VALUE RECEIVED, the undersigned EDIETS.COM, INC. (hereinafter referred to as “Maker”), promises to pay to the order of KEVIN A. RICHARDSON, II (hereinafter referred to as “Payee”; Payee and any subsequent holder(s) hereof being hereinafter referred to collectively as “Holder”), at the office of Payee at Boston, Massachusetts or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of SIX HUNDRED THOUSAND DOLLARS ($600,000.00), together with interest on so much thereof as is from time to time outstanding and unpaid, at the rate hereinafter set forth, in lawful money of the United States of America, such principal and interest to be paid in the following manner:

The entire outstanding principal balance of this Promissory Note, together with all accrued and unpaid interest and charges thereon, shall be due and payable on December 31, 2011.

It is hereby expressly agreed that unless and until there is a default hereunder interest shall accrue on the unpaid principal balance at the simple rate equal to five percent (5%) per annum calculated on the actual number of days elapsed in a 365 day year. In the event the principal is not paid in full within three business days of the due date stipulated above, or any other default occurs hereunder, then, from and after such date and until payment in full of the amount due hereunder, interest shall accrue on the outstanding principal balance of this Promissory Note at the simple rate equal to ten percent per annum (10%). Time is of the essence of this Promissory Note. Maker agrees to pay all costs and expenses of collection of the indebtedness evidenced by this Note including 15% of the amount of principal and interest involved as attorneys’ fees (if collected by or through an attorney) in connection with such collection.

Presentment for payment, demand, protest and notice of demand, dishonor, protest and non-payment and all other notices are hereby waived by Maker. No acceptance of a partial installment, late payment or indulgences granted from time to time shall be construed (i) as a novation of this Promissory Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of the right of Holder thereafter to insist upon strict compliance with the terms of this Promissory Note, or (ii) to prevent the exercise of any right granted hereunder or by the laws of the State of Illinois; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Promissory Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Promissory Note, shall operate to release, discharge, modify, change or affect the original liability of Maker under this Promissory Note, either in whole or in part, unless Holder agrees otherwise in writing. This Promissory Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

This Promissory Note is intended as a contract under and shall be construed and enforced in accordance with the laws of the State of Illinois. The undersigned hereby certifies that this Promissory Note has been executed by Maker and delivered to Payee in the State of Illinois.

If from any circumstances whatsoever, fulfillment of any provision of this Promissory Note or of any other instrument evidencing or securing the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any action be possible under this Promissory Note or under any other instrument evidencing or securing the indebtedness evidenced hereby, that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

As used herein, the terms “Maker” and “Holder” shall be deemed to include their respective heirs, successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the date first above written.

Maker:

EDIETS.COM, INC.

/s/ Michael Lerner	By:	/s/ Kim Evenson
Witness		Name: Kim Evenson
Title: Senior Vice President

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